EXHIBIT 3.5               State of Delaware              PAGE 1
                           Office of the Secretary of State







         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "RAS ACQUISITION CORP.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF MAY, A.D. 2000, AT 3:30 O'CLOCK P.M.


         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.








                                             /S/ EDWARD J. FREEL
                                             --------------------------------
        [STATE SEAL]                         Edward J. Freel, Secretary of State


3224563  8100                                AUTHENTICATION:  0425518

001233212                                    DATE:             05-08-00


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                          CERTIFICATE OF INCORPORATION


                                       OF


                              RAS ACQUISITION CORP.


         I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "Corporation") under the General Corporation Law of the State of Delaware, as amended from time to time, (the "DGCL"), do hereby adopt the following Certificate of Incorporation for the Corporation:

         FIRST: The name of this corporation is RAS Acquisition Corp.

         SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts or activity for which corporations may be organized under the DGCL. The Corporation will have perpetual existence.

         FOURTH: The Corporation shall have authority to issue two classes of shares to be designated respectively, "Common Stock" and "Preferred Stock". The total number of shares, which the Corporation is authorized to issue, is 50,000,000 shares of which 40,000,000 shall be Common Stock and 10,000,000 shall be Preferred Stock. Each share of Common Stock shall have a par value of $.001, and each share of Preferred Stock shall have a par value of $.001

         The Preferred Stock authorized by this Certificate of Incorporation may be issued form time to time in one or more series, each of which shall have such designation(s) on title(s) as may be fixed by the Board of Directors prior to the issuance of any shares thereof The Board of Directors is hereby authorized to fix or alter the dividend rates, conversion rights, rights and terms of redemption including sinking fund provisions, the redemption price, or prices, voting rights and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The rights, powers, preferences limitations and restrictions, if any, accompanying such shares of Preferred Stock shall be set forth by resolution of the Board of Directors providing for the issue thereof prior to the issuance of any shares thereof, in accordance with the applicable Provisions of the DGCL Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

         Shares of Common Stock may be issued for such consideration, having a value of not less than the stated par value thereof, as determined from time to time by the Board of Directors.

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         FIFTH: The name of the incorporator is George L. Diamond, and the mailing address of such incorporator Is 7701 Las Colinas Ridge, Suite 250, Irving, Texas 75063.

         SIXTH: The number of directors constituting the initial board of directors is one, and the name and address of the person who is to serve as director until the first annual meeting of stockholders or until his successors are elected and qualified is as follows:

      NAME                       ADDRESS                         CITY, STATE
      ----                       -------                         -----------

 Timothy P. Halter   7701 Las Colinas Ridge, Suite 1-50     Irving, Texas 75063


         SEVENTH: Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

         EIGHTH: The directors of the Corporation shall have the power to adopt, amend and repeal the bylaws of the Corporation.

         NINTH. No contract or transaction between the Corporation and one or more of its directors, officers or stockholders, or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more, of its directors, officers or stockholders are directors, officers or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contact or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.


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         TENTH: The Corporation shall indemnify any person who was, is or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Tenth is in effect. Any repeal or amendment of this Article Tenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Tenth. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DG1CL, as the same exists or may hereafter be amended if a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such Indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible, In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

         Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification Pursuant to this Article Tenth shall extend to proceedings involving the negligence of such person.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminals administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Section 145 of the DGCL.

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         ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper benefit. Any repeal or amendment of this Article Eleventh by the stockholder Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Eleventh, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including, without 1imitation, any subsequent amendment to the DGCL.

         TWELFTH Cumulative voting with respect to the election of directors is expressly prohibited.

         THIRTEENTH. The Corporation expressly elects not to be governed by
Section 203 of the DGCL.

         I, the undersigned, for the purpose of forming the Corporation under the laws of the State of Delaware, do make, file and record this Cert.ificate of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and, accordingly, I do hereunto set my hand on this 8th day of May, 2000.

                                                           /s/ GEORGE L. DIAMOND
                                                           ---------------------
                                                           George L. Diamond


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